NEWS

RELEASE______________________________________________

FOR IMMEDIATE RELEASE

CONTACT:	Rusty LaForge

SVP, Director of Investor Relations

(214) 360-1967

GUARANTY FINANCIAL GROUP INC. REPORTS

SECOND QUARTER 2008 RESULTS

AUSTIN, TEXAS, July 31, 2008—Guaranty Financial Group Inc. (NYSE: GFG) (“Guaranty” or the “Company”) today reported a net loss of $85 million, or $2.24 per share, for the second quarter 2008, compared to a net loss of $10 million for the first quarter 2008, and $24 million in net income for the second quarter 2007. The two primary issues impacting results for the second quarter 2008 were a provision for credit losses of $99 million and a $46 million charge to income tax expense to establish a valuation allowance on deferred tax assets.

Guaranty raised $38.4 million in common equity in a private placement during the second quarter 2008 through the issuance of 7.4 million shares of common stock. At June 30, 2008, Guaranty Bank exceeded “well capitalized” regulatory standards. After June 30, 2008, Guaranty raised an additional $562 million, before offering costs, through the issuance of convertible preferred stock and subordinated debt in a private placement closed and funded on July 21, 2008, resulting in total proceeds raised of approximately $600 million, excluding offering costs, when added to the $38.4 million common stock issuance during the second quarter. Following the additional capital raise, Guaranty Bank’s pro forma regulatory capital ratios were tier 1 leverage ratio of 9.5%, tier 1 risk-based ratio of 11.6% and total risk-based ratio of 14.6%, all of which further exceeded the “well capitalized” standards of 5%, 6% and 10%, respectively.

“We are disappointed with our financial results for the quarter; however, following our successful capital raise, we have strengthened our capital position further beyond the ‘well capitalized’ regulatory standards,” said Ken Dubuque, Guaranty’s President and Chief Executive Officer. “Last quarter we announced we were focused on near-term strategies related to credit, costs and capital, and we made significant progress on all three areas. We addressed credit challenges head-on, we were successful in cutting compensation and benefits expenses during the second quarter, and the infusion of $600 million in new capital since the end of the previous quarter strengthens our balance sheet and reinforces our strong liquidity position. Today excess borrowing capacity is in excess of $4.5 billion. In addition, core operating revenue remains strong, as evidenced by the greater than 5% increases in net interest income and noninterest income versus the same period one year ago.”

Net interest income was $100 million for the second quarter 2008, an increase of 5% from the second quarter 2007, principally as a result of growth in the commercial loan portfolio. Net interest income increased 2% compared to $98 million during the first quarter 2008. Net interest margin for the second quarter 2008 was 2.54% compared to 2.55% for the second quarter 2007 and 2.49% for first quarter 2008 in what has been a rapidly changing rate environment.

Second quarter 2008 provision for credit losses was $99 million compared to less than $1 million in provision for credit losses for the second quarter 2007 and $58 million for the first quarter 2008. Net charge-offs increased to $19 million in the second quarter 2008 from $2 million in the first quarter 2008. For the first six months 2008, provision for credit losses was $157 million compared to $2 million net recoveries for the first six months 2007, and net charge-offs were $21 million for the first six months 2008 compared to net recoveries of $9 million in the first six months of 2007. The higher provision for credit losses was principally a result of continued weakness in single-family construction markets and an increase in provisioning for single-family mortgage loans.

Ron Murff, Guaranty’s Chief Financial Officer, added: “We experienced continued increases in non-performing loans in the second quarter, principally out of our homebuilder portfolio and single-family mortgage portfolio. We have further increased our allowance for loan losses from $172 million at March 31, 2008 to $250 million at June 30, 2008, which strengthened our allowance as a percentage of total loans from 1.67% to 2.44% during that same period. While we still do not anticipate a recovery of the housing market in the near term, we believe we are appropriately reserved at this time.”

Noninterest income was $41 million for the second quarter 2008, an increase of 8% from the second quarter 2007, principally as a result of increased fixed annuity sales commissions, and increased fees and service charges on deposits. Noninterest income decreased 2% compared to the first quarter 2008, principally as a result of weakness in the property and casualty insurance market that more than offset increases in fixed annuity sales commissions and fees and service charges on deposits. Service charges on deposits increased 15% to $15 million in the second quarter 2008 from $13 million in the first quarter 2008.

Noninterest expense was $99 million for the second quarter 2008, an increase of 5% from the second quarter 2007, and flat compared to the first quarter 2008. Noninterest expense in second quarter 2008 included $3 million in severance costs as a result of the elimination of 135 jobs during the second quarter 2008, which reduced Guaranty’s total workforce by 5%. Compensation and benefits expense during the second quarter 2008 was $48 million, a 6% decrease compared to the prior quarter.

Guaranty decreased total assets from $16.4 billion at March 31, 2008 to $16.0 billion at June 30, 2008, principally as a result of expected payoffs in mortgage-backed securities and single-family mortgages. Loans net of allowance decreased from $10.1 billion at March 31, 2008 to $10.0 billion at June 30, 2008.

The carrying value of the investment portfolio decreased from $4.9 billion at March 31, 2008 to $4.6 billion at June 30, 2008. Approximately $100 million of this decline was a result of additional unrealized losses within securities categorized as available-for-sale, and the remaining decrease was a result of principal reduction and payoffs. This portfolio consists of agency and non-agency mortgage-backed securities, none of which are collateralized debt obligations, none of which are secured by sub-prime collateral, and all of which have significant levels of subordination as a credit enhancement. All except one of the non-agency securities remain triple-A rated. Guaranty has not purchased and does not hold any non-agency securities that rely on support from bond insurers. Securities market conditions weakened considerably during first six months 2008, and the net unrealized losses on the entire portfolio of securities increased to approximately $1.4 billion, none of which were considered other than temporary impairments or recognized in earnings.

Total deposits remained stable at approximately $9.2 billion from March 31, 2008 to June 30, 2008. Guaranty Bank gathers deposits from its commercial customers and through its network of approximately 160 branches located in Texas and California. None of Guaranty Bank’s deposits are brokered deposits. Total non-deposit investment product sales for the second quarter 2008 increased by 19% to $170 million compared to the second quarter 2007, principally as a result of continued cross-selling efforts.

With Recent Capital Raise, Guaranty Terminates Rights Offering

The Company announced it will terminate its previously announced rights offering in light of the recently closed private placement transactions. Accordingly, the Company will be making the necessary filing with the Securities and Exchange Commission to withdraw the registration statement covering the rights offering.

Conference Call Details

Guaranty will host a conference call at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on July 31, 2008, to discuss financial results for second quarter 2008. The meeting may be accessed through webcast or by conference call. The webcast may be accessed through Guaranty’s Internet site at www.guarantygroup.com. To access the conference call, listeners calling from the United States should dial 1-800-510-9834 at least 15 minutes prior to the start of the call. Those wishing to access the call from outside the United States should dial 1-617-614-3669. The passcode is 26098625. Replays of the call will be available for two weeks following the completion of the live call and can be accessed at 1-888-286-8010 in the United States and at 1-617-801-6888 outside the United States. The passcode for the replay is 43699104.

About Guaranty Financial Group Inc.

Guaranty Financial Group Inc. is the second largest publicly-traded financial institution holding company headquartered in Texas and one of the 50 largest publicly-traded financial institution holding companies based in the U.S. ranked by asset size. Guaranty Financial Group operates Guaranty Bank, which engages in consumer and business banking activities through a network of more than 160 banking centers in Texas and California. Guaranty Bank also provides financing to middle market companies, independent energy producers, and the real estate industry. Additionally, Guaranty Bank operates an insurance agency, Guaranty Insurance Services, Inc.

Some statements made in this news release and any hyperlinked materials may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “anticipate,” “could,” “estimate,” “likely,” “intent,” “may,” “plan,” “project,” “expect,” and similar expressions, including references to assumptions or our plans and goals. Readers should not place undue reliance on these forward- looking statements. These statements reflect management’s views with respect to events as of the date of the forward-looking statement and are subject to risks and uncertainties. Guaranty’s actual results or performance may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to: general economic, market, or business conditions; demand for new housing; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; deposit attrition, customer loss, or revenue loss in the ordinary course of business; cost or difficulties related to becoming a stand-alone public company; the inability to realize elements of our strategic plans; changes in the interest rate environment that expand or reduce margins or adversely affect critical estimates and projected returns on investments; unfavorable changes in economic conditions affecting housing markets, credit markets, real estate values and oil and gas prices and changes in market and/or general economic conditions, either nationally or regionally, that are less favorable than expected; natural disasters in primary market areas that may result in prolonged business disruption or materially impair the value of collateral securing loans; assumptions and estimates underlying critical accounting policies, particularly allowance for credit losses, mortgage-backed securities valuation and impairment assessments, and goodwill and other intangible impairment assets, may prove to be materially incorrect or may not be borne out by subsequent events; current or future litigation, regulatory investigations, proceedings or inquiries; strategies to manage interest rate risk may yield results other than those anticipated; a significant change in the rate of inflation or deflation; changes in the securities markets; the ability to complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of our business following a merger, acquisition or divestiture; the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to our business and any related actions for indemnification made pursuant to the separation and distribution agreement between us and Temple-Inland Inc.; our ability to raise capital; potential dilution to existing stockholders as a result of existing anti-dilution agreements if we raise additional capital; and changes in the value of real estate securing our loans.

Other risks are detailed in our Annual Report on Form 10-K for the year ended December 31, 2007 and other reports filed with the Securities and Exchange Commission. Readers may access our reports filed with the Securities and Exchange Commission atwww.sec.gov. Guaranty disclaims any obligation to subsequently revise or update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

GUARANTY FINANCIAL GROUP INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended					Six Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	June 30, 2008	June 30, 2007
	(In millions, except per share)
INTEREST INCOME
Loans and loans held for sale	$131	$151	$173	$179	$175	$282	$346
Securities available-for-sale	28	27	28	16	10	55	18
Securities held-to-maturity	41	47	50	53	57	88	117
Federal Home Loan Bank stock dividends	2	3	3	2	3	5	7
Other earning assets	––	––	1	1	2	––	2
Total interest income	202	228	255	251	247	430	490
INTEREST EXPENSE
Deposits	(60)	(76)	(84)	(88)	(86)	(136)	(169)
Borrowed funds	(42)	(54)	(69)	(64)	(66)	(96)	(131)
Total interest expense	(102)	(130)	(153)	(152)	(152)	(232)	(300)
NET INTEREST INCOME	100	98	102	99	95	198	190
(Provision) credit for credit losses	(99)	(58)	(33)	(19)	––	(157)	2
NET INTEREST INCOME AFTER (PROVISION) CREDIT FOR CREDIT LOSSES	1	40	69	80	95	41	192
NONINTEREST INCOME
Insurance commissions and fees	17	19	18	18	16	36	32
Service charges on deposits	15	13	14	14	13	28	25
Operating lease income	1	2	2	1	2	3	4
Other	8	8	4	9	7	16	16
Total noninterest income	41	42	38	42	38	83	77
NONINTEREST EXPENSE
Compensation and benefits	(48)	(51)	(45)	(45)	(43)	(99)	(91)
Occupancy	(9)	(8)	(8)	(7)	(7)	(17)	(13)
Information systems and technology	(4)	(5)	(3)	(4)	(4)	(9)	(7)
Charges related to asset impairments and severance	(3)	––	––	––	––	(3)	––
Other	(35)	(35)	(39)	(34)	(40)	(70)	(76)
Total noninterest expense	(99)	(99)	(95)	(90)	(94)	(198)	(187)
(LOSS) INCOME BEFORE TAXES	(57)	(17)	12	32	39	(74)	82
Income tax (expense) benefit	(28)	7	(6)	(11)	(15)	(21)	(31)
NET (LOSS) INCOME	$(85)	$(10)	$6	$21	$24	$(95)	$51

(LOSS) EARNINGS PER SHARE
Basic	$(2.24)	$(0.28)	$0.17	n/a	n/a	$(2.59)	n/a
Diluted	$(2.24)	$(0.28)	$0.17	n/a	n/a	$(2.59)	n/a
AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	38.0	35.5	35.4	n/a	n/a	36.8	n/a
Diluted	38.0	35.5	36.1	n/a	n/a	36.8	n/a

GUARANTY FINANCIAL GROUP INC.

CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
	(in millions)
ASSETS
Cash and cash equivalents	$184	$181	$277	$197	$286
Restricted cash	79	105	107	––	––
Loans held for sale	1	12	16	19	20
Loans, net of allowance for losses of $250 at June 30, 2008	9,995	10,099	9,928	9,561	9,470
Securities available-for-sale	1,357	1,487	1,882	1,970	888
Securities held-to-maturity	3,241	3,440	3,642	3,851	4,192
Investment in Federal Home Loan Bank stock	264	251	256	224	211
Property and equipment, net	235	234	233	222	222
Accounts, notes, and accrued interest receivable	81	90	97	107	103
Goodwill	144	144	144	144	141
Other intangible assets	24	25	26	27	23
Deferred income taxes	235	222	72	43	34
Other assets	191	133	116	122	106
TOTAL ASSETS	$16,031	$16,423	$16,796	$16,487	$15,696

LIABILITIES AND EQUITY
Deposits	$9,160	$9,248	$9,375	$9,376	$9,532
Federal Home Loan Bank borrowings	5,553	5,732	5,743	5,075	4,582
Obligations to settled trade date securities	––	––	––	435	––
Other liabilities	142	136	125	141	133
Subordinated notes payable to trust	314	314	314	314	314
Subordinated debentures and other borrowings	76	101	101	101	101
TOTAL LIABILITIES	15,245	15,531	15,658	15,442	14,662

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share, 25 million shares authorized, none issued	––	––	––	––	––
Common stock, par value $1 per share, 200 million shares authorized, 44.6 million issued and outstanding at June 30, 2008	45	37	35	35	35
Additional paid-in capital	934	901	902	793	790
Retained earnings	141	226	236	230	209
Accumulated other comprehensive loss, net	(334)	(272)	(35)	(13)	––
TOTAL STOCKHOLDERS’ EQUITY	786	892	1,138	1,045	1,034
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,031	$16,423	$16,796	$16,487	$15,696

GUARANTY FINANCIAL GROUP INC.

Selected Ratios and Other Data (unaudited)

	Three Months Ended							Six Months Ended
	June 30, 2008	March 31, 2008	December 31, 2007		September 30, 2007		June 30, 2007	June 30, 2008	June 30, 2007
For the period:	(Dollars in millions, except per share)
Net interest income	$100	$98	$102		$99		$95	$198	$190
(Provision) credit for credit losses	(99)	(58)	(33)		(19)		––	(157)	2
Net (loss) income	(85)	(10)	6		21		24	(95)	51
Net (charge-offs) recoveries	(19)	(2)	(6)		––		1	(21)	9
Return on average assets	(2.08)%	(0.24)%	0.15%		0.53%		0.61%	(1.16)%	0.65%
Return on average stockholders’ equity	(37.12)%	(3.65)%	2.28%		8.06%		9.38%	(18.43)%	9.94%
Net interest margin	2.54%	2.49%	2.59%		2.65%		2.55%	2.51%	2.55%
Period-end:
Loans, net	$9,995	$10,099	$9,928		$9,561		$9,470
Non-performing assets	406	284	179		130		36
Non-performing assets ratio	3.95%	2.76%	1.78%		1.35%		0.38%
Capital/Equity (actual):
Guaranty Bank tier 1 leverage ratio	7.63%	7.58%	7.74%		7.79%		8.07%
Guaranty Bank tier 1 risk-based ratio	9.36%	9.38%	9.63%		9.94%		10.00%
Guaranty Bank total risk-based capital ratio	10.60%	10.61%	10.54%		10.68%		10.61%
Tangible equity/tangible assets	3.90%	4.45%	5.82%		5.36%		5.60%
Tangible equity/per common share	$13.85	$19.38	$27.36	$	n/a	$	n/a
Capital/Equity (proforma)(1):
Guaranty Bank tier 1 leverage ratio	9.49%	n/a	n/a		n/a		n/a
Guaranty Bank tier 1 risk-based ratio	11.64%	n/a	n/a		n/a		n/a
Guaranty Bank total risk-based capital ratio	14.62%	n/a	n/a		n/a		n/a
Tangible equity/tangible assets	5.86%
Tangible equity/per common share	$8.74	n/a	n/a		n/a		n/a
Credit reserves:
Allowance for loan losses	$250	$172	$118		$91		$72
Allowance for loan losses to total loans	2.44%	1.67%	1.17%		0.94%		0.75%
Allowance for loan losses to non-performing loans	69%	66%	71%		75%		248%
Total deposits	$9,160	$9,248	$9,375		$9,376		$9,532
Average interest-bearing deposits	8,405	8,588	8,609		8,794		8,777	$8,496	$8,704
Total branches	162	158	158		159		156

(1) Proforma capital/equity ratios at June 30, 2008 reflect the effect we anticipate of the proceeds from our issuance of mandatorily convertible preferred stock and subordinated debt in July 2008, and present those amounts as if the preferred stock had been converted to common stock.

	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007
Loan portfolio:	(In millions)
Single-family mortgage	$1,485	$1,572	$1,672	$1,783	$1,915
Single-family mortgage warehouse	971	869	695	496	583
Single-family construction (homebuilders)	1,223	1,341	1,510	1,785	1,817
Multifamily and senior housing	1,877	1,752	1,541	1,338	1,270
Commercial real estate	1,774	1,800	1,674	1,647	1,519
Commercial and business	1,384	1,349	1,340	1,158	1,086
Energy	1,334	1,434	1,470	1,316	1,218
Consumer and other	197	154	144	129	134
Total loans	10,245	10,271	10,046	9,652	9,542
Less allowance for loan losses	(250)	(172)	(118)	(91)	(72)
Loans, net	$9,995	$10,099	$9,928	$9,561	$9,470

GUARANTY FINANCIAL GROUP INC.

Consolidated Average Balances, Interest Income and Expense, and Rates (unaudited)

	Three Months Ended June 30,
	2008			2007
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
	(Dollars in millions)
ASSETS
Cash equivalents	$82	$––	2.27%	$79	$2	5.08%
Loans held for sale	1	––	(15.80)%	19	––	7.31%
Loans	10,332	131	5.09%	9,573	175	7.32%
Securities	5,187	69	5.26%	5,024	67	5.31%
Investments in Federal Home Loan Bank stock	259	2	3.07%	208	3	5.61%
Total earning assets	15,861	$202	5.10%	14,903	$247	6.61%
Unrealized (loss) gain on available-for-sale securities	(405)			1
Other assets	907			889
Total assets	$16,363			$15,793

LIABILITIES AND EQUITY
Interest-bearing deposits:
Interest-bearing demand	$3,817	$18	1.88%	$3,699	$26	2.81%
Savings deposits	178	1	0.78%	190	1	0.72%
Certificates of deposit	4,410	41	3.75%	4,888	59	4.87%
Total interest-bearing deposits	8,405	60	2.84%	8,777	86	3.91%
Short-term Federal Home Loan Bank borrowings	5,112	28	2.22%	3,645	48	5.27%
Long-term Federal Home Loan Bank borrowings	735	8	4.27%	934	8	3.51%
Subordinated notes payable to trust	314	4	4.54%	315	5	7.04%
Subordinated debentures and other borrowings	100	2	8.15%	105	3	8.34%
Preferred stock issued by subsidiaries	––	––	––	74	2	8.01%
Total borrowings	6,261	42	2.67%	5,073	66	5.16%
Total interest-bearing liabilities	14,666	$102	2.77%	13,850	$152	4.37%
Interest rate spread			2.33%			2.24%
Noninterest-bearing demand deposits	641			703
Other liabilities	140			217
Stockholders’ equity	916			1,023
Total liabilities and stockholders’ equity	$16,363			$15,793
Impact of noninterest-bearing funds			0.21%			0.31%
Net interest income/margin		$100	2.54%		$95	2.55%

GUARANTY FINANCIAL GROUP INC.

Consolidated Average Balances, Interest Income and Expense, and Rates (unaudited)

	Six Months Ended June 30,
	2008			2007
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
	(Dollars in millions)
ASSETS
Cash equivalents	$73	$––	2.74%	$86	$2	5.06%
Loans held for sale	5	––	3.49%	20	––	7.47%
Loans	10,147	282	5.56%	9,514	346	7.27%
Securities	5,306	143	5.38%	5,062	135	5.32%
Investments in Federal Home Loan Bank stock	255	5	3.66%	217	7	5.94%
Total earning assets	15,786	$430	5.45%	14,899	$490	6.57%
Unrealized (loss) gain on available-for-sale securities	(231)			1
Other assets	868			826
Total assets	$16,423			$15,726

LIABILITIES AND EQUITY
Interest-bearing deposits:
Interest-bearing demand	$3,745	$40	2.15%	$3,585	$49	2.75%
Savings deposits	176	1	0.75%	191	1	0.71%
Certificates of deposit	4,575	95	4.16%	4,928	119	4.83%
Total interest-bearing deposits	8,496	136	3.20%	8,704	169	3.88%
Short-term Federal Home Loan Bank borrowings	4,922	67	2.72%	3,543	93	5.24%
Long-term Federal Home Loan Bank borrowings	757	16	4.23%	1,015	18	3.56%
Subordinated notes payable to trust	314	9	5.44%	238	8	6.85%
Subordinated debentures and other borrowings	104	4	8.32%	106	5	8.23%
Preferred stock issued by subsidiaries	––	––	––	191	7	7.30%
Total borrowings	6,097	96	3.14%	5,093	131	5.12%
Total interest-bearing liabilities	14,593	$232	3.18%	13,797	$300	4.34%
Interest rate spread			2.27%			2.23%
Noninterest-bearing demand deposits	657			712
Other liabilities	142			191
Stockholders’ equity	1,031			1,026
Total liabilities and stockholders’ equity	$16,423			$15,726
Impact of noninterest-bearing funds			0.24%			0.32%
Net interest income/margin		$198	2.51%		$190	2.55%